Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 22, 2010) pertaining to the 2010 Omnibus Equity Incentive Plan of our reports dated March 2, 2010, with respect to the consolidated financial statements and schedule of National HealthCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of National HealthCare Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

June 22, 2010